Exhibit 99.(h)(1)(ii)

FOURTEENTH AMENDMENT AGREEMENT

Amending the terms of a Fund Administration and Accounting Agreement

This Fourteenth Amendment Agreement (“Amendment Agreement”), made as of October 10, 2025 (“Effective Date”), is made by and between Baillie Gifford Funds (“BGF”), a Massachusetts business trust, Baillie Gifford Institutional Trust (“BGIT”), a Massachusetts business trust (each a “Trust”), on behalf of each of their respective series listed on Exhibit A hereto (each, a “Fund”; collectively, the “Funds”; if a Trust does not have any Funds, the Trust being the entity serviced as the “Fund”), and The Bank of New York Mellon, a New York banking organization (“BNY”).

WITNESSETH:

Certain series of BGF and BNY entered into a Fund Administration and Accounting agreement on September 29, 2000, as amended to date (the “Administration Agreement”). Pursuant to the Administration Agreement, certain series of BGF appointed BNY as fund administrator and accountant. By subsequent Amendment, BGF was added as a party to the Administration Agreement.

In accordance with Section 10 of the Administration Agreement, the parties now wish to amend the Administration Agreement to reflect the removal of one Fund of BGF, namely Baillie Gifford International Smaller Companies Fund and the addition of BGIT and its respective Funds as a party to the Administration Agreement.

By executing this Amendment Agreement, the parties agree to be bound by the terms of the Administration Agreement as herein amended, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Administration Agreement as follows:

1.	Parties to the Agreement

As of the Effective Date, BGIT and its respective Funds are hereby added as parties to the Administration Agreement as additional "Funds." The Administration Agreement is to be read so that each reference to the “Fund” or “Funds” refers to each Fund, as defined herein, separately and not jointly. To the extent that BGIT does not contain any Funds, BGIT is the party receiving the Services as the Fund pursuant to the Administration Agreement. The Administration Agreement shall be deemed amended to include BGIT and each of its series named on the signature page to this Amendment Agreement (each of which shall be deemed to be a "Fund" as defined in the Administration Agreement).

2.	Separate Agreement. For the avoidance of doubt and notwithstanding anything to the contrary herein or in the Administration Agreement, the parties each hereby acknowledge and agree that use of this Amendment Agreement, which contemplates that both BGF and BGIT have appointed BNY as fund administrator and accountant to a single Administration Agreement, is for ease of administration only, and it is hereby acknowledged and agreed that by executing this Amendment Agreement BNY shall have entered into and executed a separate Administration Agreement with BGIT containing terms and provisions identical to those contained in the Administration Agreement to which BGF is a party. Furthermore, the Administration Agreement between BNY and each Trust shall constitute a separate and discrete agreement between each Trust and BNY as if set out in a separate writing executed by BNY and each Trust alone. For the avoidance of doubt, termination of the Administration Agreement by or with respect to one Trust shall have no effect on the continuance of the Administration Agreement with respect to the other Trust.

3.	Amendment to Exhibit

Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

4.	Signatures; Counterparts. The parties expressly agree that this Amendment Agreement may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment Agreement, by a manual signature on a copy of Amendment Agreement transmitted by facsimile transmission, by a manual signature on a copy of Amendment Agreement transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment Agreement or of executed signature pages to counterparts of this Amendment Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF each of the parties hereto has caused this Amendment Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment Agreement by Electronic Signature, affirms authorization to execute this Amendment Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment Agreement and an agreement with its terms.

BAILLIE GIFFORD FUNDS, in its own capacity and on behalf of each of Baillie Gifford China Equities Fund, Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Emerging Markets ex China Fund, Baillie Gifford Global Alpha Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Concentrated Growth Equities Fund, Baillie Gifford International Growth Fund, Baillie Gifford Long Term Global Growth Fund, and Baillie Gifford U.S. Equity Growth Fund	/s/ Michael Stirling-Aird

Name: Michael Stirling-Aird Authority: President
BAILLIE GIFFORD INSTITUTIONAL TRUST, in its own capacity and on behalf of Baillie Gifford Institutional Long Term Global Growth Fund	/s/ Michael Stirling-Aird
Name: Michael Stirling-Aird Authority: President
THE BANK OF NEW YORK MELLON
Name:
Authority:

[Signature Page for Fourteenth Amendment to Fund Administration and Accounting Agreement]

Exhibit A

BALLIE GIFFORD FUNDS

1.	Baillie Gifford China Equities Fund

2.	Baillie Gifford Developed EAFE All Cap Fund

3.	Baillie Gifford EAFE Plus All Cap Fund

4.	Baillie Gifford Emerging Markets Equities Fund

5.	Baillie Gifford Emerging Markets ex China Fund

6.	Baillie Gifford Global Alpha Equities Fund

7.	Baillie Gifford International All Cap Fund

8.	Baillie Gifford International Alpha Fund

9.	Baillie Gifford International Concentrated Growth Equities Fund

10.	Baillie Gifford International Growth Fund

11.	Baillie Gifford Long Term Global Growth Fund

12.	Baillie Gifford U.S. Equity Growth Fund

BAILLIE GIFFORD INSTITUTIONAL TRUST

1.	Baillie Gifford Institutional Long Term Global Growth Fund